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                                BOSE McKINNEY & EVANS
                            135 North Pennsylvania Street
                                     Suite 2700
                             Indianapolis, Indiana 46204


September 9, 1997

Duke Realty Investments, Inc.
8888 Keystone Crossing, Suite 1200
Indianapolis, Indiana 46240

Gentlemen:

     We have acted as counsel to Duke Realty Investments, Inc., an Indiana corporation (the "Company"), in connection with the shelf registration by the Company of shares of the Company's common stock ("Common Stock") pursuant to a Registration Statement, file no. 333-26845 (the "Registration Statement"), on Form S-3 under the Securities Act of 1933, as amended. The Company has filed two prospectus supplements (the "Prospectus Supplements") relating to the offering of an aggregate of 9,500,000 shares of Common Stock (plus an aggregate underwriters' over-allotment option for 1,425,000 shares). In connection therewith, you have requested our opinion regarding certain United States Federal income tax matters discussed in the Prospectus Supplements. All capitalized terms used herein have their respective meanings as set forth in the Prospectus Supplements and accompanying Prospectus unless otherwise stated.

     In rendering the opinions stated below, we have examined and relied, with your consent, upon the Prospectus Supplements and the accompanying prospectus and such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter.

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Duke Realty Investments, Inc.
September 9, 1997
Page 2

     In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (ii) the signatures on each original document are genuine,
(iii) each party who executed the document had proper authority and capacity,
(iv) all representations and statements set forth in such documents are true and correct, and (v) all obligations imposed by such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

     Based upon and subject to the foregoing, we are of the opinion that the impact of the Taxpayer Relief Act of 1997 upon the Company and the tax consequences of the ownership of Common Stock will be consistent with the discussion contained in the section entitled "Certain Federal Income Tax Considerations" in the Prospectus Supplements.

     The opinions set forth in this letter represent our conclusions as to the application of federal income tax laws existing as of the date of this letter to the transactions described herein. We can give no assurance that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede our opinions. Moreover, there can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. Further, the opinions set forth above represent our conclusions based upon the documents, facts and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations could affect the opinions referred to herein. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of the facts referred to in this letter.

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Duke Realty Investments, Inc.
September 9, 1997
Page 3

     We express no opinion as to any federal income tax issue or other matter except those set forth or confirmed above. We consent to the filing of this opinion with Form 8-K, to the incorporation by reference of this opinion as an exhibit to the registration statement of the Company and Duke Realty Limited Partnership (file no. 333-26845) and any registration statement filed under Rule 462(b) relating to such registration statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus Supplements.

Very truly yours,

/s/ Bose McKinney & Evans